                                                                                      EXHIBIT 11
                                 GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                                     COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Six Months Ended
                                                     June 30,                    June 30,
                                            -------------------------   -------------------------
                                                1997          1996          1997          1996
                                            -----------   -----------   -----------   -----------
Earnings from continuing operations         $ 5,675,000   $ 8,693,000   $ 6,799,000   $11,018,000
Discontinued operations, net                                  (72,000)                      7,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 5,675,000   $ 8,621,000   $ 6,799,000   $11,025,000
                                            ===========   ===========   ===========   ===========
Weighted average number of shares
  outstanding during the period              11,070,954    11,260,319    11,084,336    11,255,853
                                            ===========   ===========   ===========   ===========
Earnings per common share:
  Continuing operations                     $      0.51   $      0.77   $      0.61   $      0.98
  Discontinued operations
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.51   $      0.77   $      0.61   $      0.98
                                            ===========   ===========   ===========   ===========
Additional Primary Computation
------------------------------
Earnings from continuing operations         $ 5,675,000   $ 8,693,000   $ 6,799,000   $11,018,000
Discontinued operations, net                                  (72,000)                      7,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 5,675,000   $ 8,621,000   $ 6,799,000   $11,025,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to weighted average
  number of shares outstanding:
    Weighted average number of
      shares outstanding above               11,070,954    11,260,319    11,084,336    11,255,853
        Add - dilutive effect of
          outstanding options(a)                102,465       125,722       107,038       111,090
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,173,419    11,386,041    11,191,374    11,366,943
                                            ===========   ===========   ===========   ===========
Earnings per common share:(b)
  Continuing operations                     $      0.51   $      0.76   $      0.61   $      0.97
  Discontinued operations
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.51   $      0.76   $      0.61   $      0.97
                                            ===========   ===========   ===========   ===========
/TABLE
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

                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                Three Months Ended          Six Months Ended
                                                     June 30,                   June 30,
                                            -------------------------   -------------------------
                                                1997          1996          1997          1996
                                            -----------   -----------   -----------   -----------
Fully Diluted Computation
-------------------------
Earnings from continuing operations         $ 5,675,000   $ 8,693,000   $ 6,799,000   $11,018,000
Discontinued operations, net                                  (72,000)                      7,000
                                            -----------   -----------   -----------   -----------
Net earnings                                $ 5,675,000   $ 8,621,000   $ 6,799,000   $11,025,000
                                            ===========   ===========   ===========   ===========
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above               11,070,954    11,260,319    11,084,336    11,255,853
        Add - dilutive effect of
          outstanding options(a)                125,709       127,019       125,709       129,443
                                            -----------   -----------   -----------   -----------
Weighted average number of shares
  outstanding as adjusted                    11,196,663    11,387,338    11,210,045    11,385,296
                                            ===========   ===========   ===========   ===========

Earnings per common share:(b)
  Continuing operations                     $      0.51   $      0.76   $      0.61   $      0.97
  Discontinued operations
                                            -----------   -----------   -----------   -----------
  Net earnings                              $      0.51   $      0.76   $      0.61   $      0.97
                                            ===========   ===========   ===========   ===========

(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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